BRIDGE BUILDER TRUST

CODE OF ETHICS

1.	BACKGROUND

Rule 17j-1 (the “Rule” ) under the Investment Company Act of 1940, as amended (the “Investment Company Act”) requires Bridge Builder Trust (the “Trust”), as a registered investment company, to adopt a written Code of Ethics (the “Trust Code”). The Rule also requires certain Fund Organizations (defined below) to report to the Board of Trustees of the Trust (the “Board”) any material compliance violations. The requirements of the Trust’s Code apply to the Trust only, and would apply at the Fund Organization level only where specified herein, and in those circumstances where a Fund Organization’s Code of Ethics (“Fund Organization s Code”) does not cover an area discussed in their Code.

The Board may only approve the Trust s Code and/or a Fund Organization s Code after it has made the determination that each Code contains provisions designed to prevent “access persons” (defined below) from engaging in fraud. In addition, certain key Investment Personnel (defined below) are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an “IPO” or private placement (a “Limited Offering”). Access Persons, including Investment Personnel of Fund Organizations each of whose Code has been approved by the Board are not subject to the Trust Code as long as they remain subject to the Fund Organization’s Code.

2.	KEY DEFINITIONS

The following terms supplement the defined terms included within the Trust’s Code.

Access Person includes:

(1)	any trustee, officer, or similarly titled person of the Trust; and

(2)	any supervised person of a Fund Organization who is not covered by the Fund Organization’s Code and who:

a.	has access to nonpublic information regarding portfolio holdings of any series of the Trust (each a “Fund” and collectively, the “Funds”); or

b.	is involved in making Securities recommendations for a Fund.

Covered Security includes any Security (defined below) but does not include:

(1)	direct obligations of the Government of the United States;

(2)	bankers acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(3)	shares issued by open-end investment companies (i.e., mutual funds, exchange-traded funds) other than Reportable Funds (defined below).

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Code of Ethics

Control means:

The power to exercise a controlling influence over the management or policies of the Trust, a Fund or Fund Organization, unless such power is solely the result of an official position with such company.

Fund Organization includes:

Investment advisers and sub-advisers to and principal underwriters for the Trust required to adopt a written Code of Ethics and to report to the Board of Trustees of the Trust any material compliance violations.

Immediate Family Member includes:

Any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, sister-in-law, or brother-in-law (including adoptive relationships).

Investment Personnel includes:

(1)	Any employee of the Trust who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund;
(2)

Any employee of a Fund Organization (or any company in a control relationship with respect to the Fund Organization) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund and who is not subject to that Fund Organization s Code of Ethics; and

(3)	Any natural person who maintains Control and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of Securities by the Fund.

Reportable Fund includes:

Any Fund for which a Fund Organization (or any company in a Control relationship with respect to the Fund Organization) serves as investment adviser or sub-adviser (as defined in Section 2(a)(20) of the Investment Company Act).

Security includes:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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Code of Ethics

Securities Held Or To Be Acquired or Sold by a Fund includes:

(1)	Any Covered Security which, within the most recent 15 days has been identified as being or having been considered for purchase or sale by the Fund;

(2)	Any option to purchase or sell a Security identified in (i) above; or

(3)	Any purchase or sale of a Security convertible into or exchangeable for a Security identified in (i) above.

3.	GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits fraudulent activities by affiliated persons of the Trust or Fund Organization. Specifically, it is unlawful for any of these persons to:

(a)	employ any device, scheme or artifice to defraud a Fund;

(b)

make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

(d)	to engage in any manipulative practice with respect to a Fund.

4.	CHIEF COMPLIANCE OFFICER

In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”). The officers of the Trust will appoint a compliance officer for the Trust (“Chief Compliance Officer” or “CCO”) to receive and review Reports delivered by each Access Person of the Trust in accordance with Section 5 below. In turn, the CCO will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.	ACCESS PERSON IDENTIFICATION AND REPORTING

The Chief Compliance Officer shall: (1) notify an individual if s/he qualifies as an Access Person under the above definition, and (2) maintain a list of all Access Persons (see Appendix 1). Access Persons are required to submit the following reports to the Chief Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address. In lieu of providing Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Chief Compliance Officer (see Appendix 2 for the form of an Authorization Letter):

(a)

INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must report the following information:

1.

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, or principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

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Code of Ethics

2.	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

3.	The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 3.

(b)	QUARTERLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each Access Person must report the following information:

1.	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

•

The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the number of shares or the principal amount of each Covered Security involved and the interest rate and maturity date;

•	The nature of the transaction (i.e., purchase, sale);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date that the report is submitted by the Access Person.

2.	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

•	The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Access Person.

A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 4.

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Code of Ethics

(c)	ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information (and the information must be current as of no more than 45 days prior to the date of the report):

1.

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, or principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2.	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

3.	The date the report is submitted by the Access Person.A

form of the ANNUAL HOLDINGS REPORT is attached as Appendix 5.

6.	EXCEPTIONS TO REPORTING REQUIREMENTS

INDEPENDENT TRUSTEE. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (an “Independent Trustee”) is not required to:

(a)	file an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; and

(b)

file a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

7.	ADMINISTRATION OF THE CODE OF ETHICS—REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

(a)	The CCO, on behalf of the Trust, will use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating the Code;

(b)

The CCO, on behalf of the Trust, shall circulate the Code to each Access Person upon becoming an Access Person, any time the Code is amended, and at least annually thereafter, and receive an acknowledgement from each Access Persons that the Code has been received;

(c)	The CCO, on behalf of the Trust, shall review all Reports to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

(d)	No Access Person shall review his or her own Report(s). The President of the Trust or an alternate of the Trust will review the CCO s written reports.

(e)	On at least an annual basis, the CCO shall prepare a written report describing any issues arising under the Code since the last Report, including information about any material

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violations of the Code or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Board; and

(f)

On at least an annual basis, the CCO, on behalf of the Trust, shall certify to the Board of Trustees that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

(g)

As the Trust relies on the Fund Organizations to administer their Codes of Ethics, the CCO shall request annual and quarterly reporting from each Fund Organization. Please refer to Section 10 of Bridge Builder Trust’s Compliance Program for the Trust’s specific procedures related to this reporting requirement.

8.	COMPLIANCE WITH OTHER SECURITIES LAWS

The Trust’s Code is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by the Trust Code are advised to seek advice before engaging in any transactions involving Securities Held Or To Be Acquired or Sold by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties. In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though the Trust’s Code does not address specifically these other areas of fiduciary responsibility.

9.	PROHIBITEDTRADING PRACTICES

(a)

No Access Person may purchase or sell directly or indirectly, any Security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale is a Security Held Or To Be Acquired or Sold by a Fund, unless the Access Person pre-clears such transaction with the CCO.

(b)	An Access Person must obtain pre-approval from the CCO before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

(c)	No Access Person may trade ahead of a Fund—a practice known as “frontrunning.”

10.	SANCTIONS

As to any material violation of this Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (a) a written reprimand in the Access Person s employment file; (b) a suspension from employment; and/or (c) termination from employment.

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The Board may also impose sanctions as it deems appropriate, including sanctions against the Fund Organization or the Chief Compliance Officer for failure to adequately supervise its Access Persons.

11.	RECORD RETENTION

All Trust records shall be maintained in accordance with Rule 17j-1(f) under the Investment Company Act. Please refer to Section 14 of Bridge Builder Trust Compliance Program for the Trust’s specific Record Retention Requirements.

Adopted: May 22, 2013

Amended: February 20, 2014

Bridge Builder Trust

Code of Ethics

BRIDGE BUILDER TRUST

CODE OF ETHICS

ACKNOWLEDGED AND AGREED:
I have received this Bridge Builder Trust Code of Ethics.

By:
Name:
Title with Trust:
Date:

Bridge Builder Trust

Code of Ethics

Appendix 1

BRIDGE BUILDER TRUST

CODE OF ETHICS

LIST OF ACCESS PERSONS

Name	Title with Trust	Acknowledgement of Receipt of Bridge Builder Code of Ethics

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Code of Ethics—Appendix 1

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Appendix 2

BRIDGE BUILDER TRUST

CODE OF ETHICS

Form of Authorization Letter

Date

Name of Broker Address

Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

The above referenced person is an employee of [            ]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee’s brokerage statements and transaction confirmations to:

[Compliance Officer]

[Employer] [Address]

Should you have any questions, please contact the undersigned at [number].

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature
Name:
SSN:
Account Number:

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Code of Ethics—Appendix 2

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Appendix 3

BRIDGE BUILDER

TRUST CODE OF

ETHICS

INITIAL HOLDINGS REPORT

(complete within ten days of becoming an Access Person)

Name of Access Person:

Date of Report:

Note: In lieu of Part 1 of this Report, you may submit duplicate copies of your brokerage statements.

1.	HOLDINGS

NAME AND TYPE OF COVERED SECURITY	TICKER SYMBOLOR CUSIP	NUMBER OF SHARES OR PRINCIPAL AMOUNT

2.	BROKERAGE ACCOUNTS

NAME OF INSTITUTION AND ACCOUNT HOLDER’S NAME (i.e., YOU, SPOUSE, CHILD)	ACCOUNT NUMBER	HAVE YOU REQUESTED DUPLICATE STATEMENTS?

SIGNATURE:	REVIEWED:
(Chief Compliance Officer signature)
DATE:	DATE:

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Code of Ethics—Appendix 3

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Appendix 4

BRIDGE

BUILDER

TRUST CODE

OF ETHICS

QUARTERLY TRANSACTION REPORT

(complete within thirty days of the quarter-end)

Name of Access Person:

Date of Report:

Note: In lieu of Part 1 of this Report, you may submit duplicate copies of your brokerage statements.

1.	TRANSACTIONS

☐	Check this box if you are providing the information as an attachment.

ACQUISITIONS: (List below) ☐	No Acquisitions executed during this Quarter

DATE	TICKER	NAME / DESCRIPTION OF SECURITY	PRINCIPAL AMT or NUMBER. OF SHARES	BUY OR SELL	PER UNIT PRICE	(ACCT) BROKER/BANK

DISPOSITIONS: (List below) ☐	No Dispositions executed during this Quarter

DATE	TICKER	NAME / DESCRIPTION OF SECURITY	PRINCIPAL AMT or NUMBER. OF SHARES	BUY OR SELL	PER UNIT PRICE	(ACCT) BROKER/BANK

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2.	BROKERAGE ACCOUNTS OPENED DURING QUARTER

☐	Check this box if you are providing the information as an attachment.

NAME OF INSTITUTION AND ACCOUNT HOLDER’S NAME (i.e., YOU, SPOUSE, CHILD)	ACCOUNT NUMBER	HAVE YOU REQUESTED DUPLICATE STATEMENTS?

SIGNATURE:	REVIEWED:
(Chief Compliance Officer signature)
DATE:	DATE:

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Code of Ethics — Appendix 4

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Appendix 5

BRIDGE BUILDER

TRUST CODE OF

ETHICS

ANNUAL HOLDING REPORT

(current within 45 days of the date of the Report)

Name of Access Person:
Date of Report:

Note: In lieu of this Report, you may submit duplicate copies of your brokerage statements.

1.	The following represents all Reportable Securities holdings that I had a direct or indirect beneficial interest as of December 31:

☐	Check this box if you are providing the information as an attachment.

NAME AND TYPE OF COVERED SECURITY AND/OR REPORTABLE FUND	TICKER SYMBOL OR CUSIP	NUMBER OF SHARES AND/OR PRINCIPAL AMOUNT

2.	The following represents all brokerage accounts in which any Reportable Securities are held for my direct or indirect benefit as of December 31:

☐	Check this box if you are providing the information as an attachment.

NAME OF INSTITUTION AND ACCOUNT HOLDER’S NAME (i.e., YOU, SPOUSE, CHILD)	ACCOUNT NUMBER	HAVE YOU REQUESTED DUPLICATE STATEMENTS?

SIGNATURE:	REVIEWED:
(Chief Compliance Officer signature)
DATE:	DATE:

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Code of Ethics — Appendix 5

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